UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): October 7, 2022

FERGUSON PLC
(Exact Name of Registrant as Specified in its Charter)

Jersey, Channel Islands	001-40066	98-1499339
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1020 Eskdale Road, Winnersh Triangle, Wokingham, Berkshire, United Kingdom	RG41 5TS
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code: +44 (0) 118 927 3800
Not Applicable
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares of 10 pence	FERG	New York Stock Exchange
London Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.
On October 7, 2022 (the “Effective Date”): (a) Ferguson plc (the “Parent”), Ferguson UK Holdings Limited (formerly known as Wolseley Limited), a wholly-owned subsidiary of the Parent (the “Subsidiary” and, together with the Parent, the “Obligors”), each of the lenders party thereto, and ING Bank N.V., London Branch, as agent of the lenders (the “RCF Agent”), entered into an Amendment and Restatement Agreement (the “RCF Restatement Agreement”) that amended and restated the Multicurrency Revolving Facility Agreement dated as of March 10, 2020 (as amended, restated, supplemented, or otherwise modified prior to the Effective Date, the “RCF Agreement” and the RCF Agreement, as amended and restated by the RCF Restatement Agreement, the “Amended RCF Agreement”), by and among the Obligors, the RCF Agent, and each of the lenders and other parties from time to time party thereto; (b) the Obligors, each of the lenders party thereto (the “Term Loan Lenders”), and PNC Bank, National Association, as administrative agent for the Term Loan Lenders (the “Term Loan Agent”), entered into a Credit Agreement (the “Term Loan Agreement”) providing a $500 million unsecured term loan credit facility to the Subsidiary; and (c) the Parent, Ferguson Enterprises, LLC, as Servicer and an Originator, Energy & Process Corporation, HP Products Corporation, DBS Holdings, Inc., and Ferguson Fire & Fabrication, Inc., each as Originators, Ferguson Receivables, LLC, as the Seller, the conduit purchasers from time to time party thereto, the committed purchasers from time to time party thereto, the letter of credit banks from time to time party thereto and Royal Bank of Canada, as administrative agent, entered into the Thirteenth Amendment to Receivables Purchase Agreement (the “RP Agreement Amendment”) to the Receivables Purchase Agreement dated as of July 31, 2013 (the “RP Agreement”).
RCF Restatement Agreement
The RCF Restatement Agreement amended the RCF Agreement to, among other things: (a) increase the aggregate total available commitments under the RCF Agreement from $1.1 billion to $1.35 billion; (b) replace the London Interbank Offered Rate (“LIBOR”) as the benchmark rate applicable to U.S. dollar denominated loans with a term Secured Overnight Financing Rate (“SOFR”) administered by CME Group (with a credit spread adjustment of 10 basis points) and implement corresponding technical updates; (c) remove the cap applicable to certain receivables financings; and (d) increase the cross-acceleration event of default threshold from $25 million to $75 million.
The foregoing description of the RCF Restatement Agreement and the Amended RCF Agreement is a summary and is qualified in its entirety by reference to the RCF Restatement Agreement including the Amended RCF Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K (this “Form 8-K”) and incorporated herein by reference.
Term Loan Agreement
On the Effective Date, the Term Loan Lenders made term loans (the “Term Loans”) to the Subsidiary in an aggregate principal amount of $500 million, the proceeds of which may be used for general corporate purposes. Unless previously terminated in accordance with its terms, the Term Loan Agreement will mature on October 7, 2025 (the “Maturity Date”).
Under the terms of the Term Loan Agreement, at the Subsidiary’s election, the Term Loans can be Base Rate Loans (as defined in the Term Loan Agreement) or Term SOFR Rate Loans (as defined in the Term Loan Agreement).  Base Rate Loans bear interest at a Base Rate (as defined in the Term Loan Agreement) plus a margin ranging from 0 to 50 basis points, determined on the basis of the Parent’s corporate credit ratings (or if public credit ratings are not published, senior unsecured debt ratings).  Term SOFR Rate Loans bear interest at a Term SOFR Rate (as defined in the Term Loan Agreement) plus a credit spread adjustment of 10 basis points plus a margin ranging from 100 to 150 basis points, determined on the basis of the Parent’s corporate credit ratings (or if public credit ratings are not published, senior unsecured debt ratings).
The Subsidiary may voluntarily prepay the Term Loans, in whole or in part, without premium or penalty, but subject to reimbursement of funding losses with respect to prepayments of Term SOFR Rate Loans.  Term Loans that are prepaid may not be reborrowed.

The Term Loan Agreement contains certain representations and warranties and various affirmative and negative covenants and events of default that the Parent considers customary for facilities of this type, including, but not limited to, restrictions on the incurrence of non-guarantor subsidiary indebtedness, additional liens, mergers and sales of assets, and changes in nature of business, in each case, subject to certain conditions, exceptions, and thresholds. The Term Loan Agreement also requires the Parent to maintain on a consolidated basis, as of the last day of each fiscal quarter, a maximum net leverage ratio of 3.50 to 1.00, with a step-up to 4.00 to 1.00 with respect to each of the four fiscal quarters ending immediately after certain material acquisitions.
The Parent unconditionally and irrevocably guarantees to the Term Loan Agent, for the ratable benefit of the Term Loan Lenders, the prompt and complete payment and performance when due of the indebtedness and other monetary obligations of the Subsidiary under the Term Loan Agreement.
The foregoing description of the Term Loan Agreement is a summary and is qualified in its entirety by reference to the Term Loan Agreement, a copy of which is filed as Exhibit 10.2 to this Form 8-K and incorporated herein by reference.
RP Agreement Amendment
The RP Agreement Amendment amended the RP Agreement to, among other things: (a) extend the termination date through October 7, 2025; (b) increase the aggregate total available commitments under the RP Agreement from $800 million to $1.1 billion; (c) provide the ability to increase the aggregate total available commitments under the RP Agreement by an additional $400 million from time to time, subject to the lender participation; (d) add (within the commitment) a swingline from one of the lenders for up to $100 million in same day funding; (e) replace LIBOR as the benchmark rate with a term SOFR administered by CME Group (with a credit spread adjustment of 10 basis points) and (f) implement corresponding technical updates.
The RP Agreement, as amended by the RP Agreement Amendment, contains conditions, covenants, representations and warranties and events of default (with customary grace periods, as applicable) substantially similar to the conditions, covenants, representations and warranties and events of default that existed prior to the RP Agreement Amendment, including performance covenants of the trade receivables such as a dilution ratio, delinquency ratio, and gross write-off ratio, among others.
The foregoing description of the RP Agreement Amendment and the RP Agreement, as amended by the RP Agreement Amendment, is a summary and is qualified in its entirety by reference to the RP Agreement Amendment including a conformed copy of the RP Agreement as amended by the RP Agreement Amendment, a copy of which is filed as Exhibit 10.3 to this Form 8-K and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 7.01. Regulation FD Disclosure.
    On October 13, 2022, the Parent issued a press release in connection with the transactions described in this Form 8-K (the “Press Release”). A copy of the Press Release is furnished as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.
    The information disclosed pursuant to this Item 7.01 (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing.

Item 8.01. Other Events.

In connection with the foregoing, the Parent voluntarily reduced, with effect from September 28, 2022, the available facility under its unsecured 364-day revolving facility from $500 million to $250 million, in accordance with the terms of the Revolving Facility Agreement, dated March 25, 2022, among the Parent, the Subsidiary, Sumitomo Mitsui Banking Corporation, London Branch, as lead arranger and lender, and SMBC Bank International PLC, as existing agent.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
10.1
Amendment and Restatement Agreement, dated October 7, 2022, by and among Ferguson plc, Ferguson UK Holdings Limited, each of the lenders party thereto, and ING Bank N.V., London Branch, as agent of the lenders

10.2	Credit Agreement, dated October 7, 2022, by and among Ferguson plc, Ferguson UK Holdings Limited, each of the lenders party thereto and PNC Bank, National Association, as administrative agent
10.3*
Thirteenth Amendment to Receivables Purchase Agreement, dated October 7, 2022, by and among, Ferguson plc, Ferguson Receivables, LLC, as the Seller, Ferguson Enterprises, LLC, as Servicer and an Originator, Energy & Process Corporation, HP Products Corporation, DBS Holdings, Inc., and Ferguson Fire & Fabrication, Inc., as Originators, the conduit purchasers from time to time party thereto, the committed purchasers from time to time party thereto, the letter of credit banks from time to time party thereto and Royal Bank of Canada, as administrative agent

99.1	Press Release dated October 13, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
* Certain portions of this exhibit (indicated by “[***]”) have been omitted pursuant to Item 601(b)(10) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.
Ferguson plc (Registrant)
Date:	October 13, 2022	By:	/s/ William Brundage
		Name:	William Brundage
		Title:	Chief Financial Officer